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                                                                   EXHIBIT 99.1


                   CAUTIONARY STATEMENTS FOR PURPOSES OF THE
                    "SAFE HARBOR" PROVISIONS OF THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995


         The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" to encourage companies to provide prospective information, so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s). Oxford Industries, Inc. ("Oxford") desires to take advantage of the safe harbor provisions of the Act.

         Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, periodic press releases, as well as other public documents and statements, may contain forward-looking statements within the meaning of the Act.

         In addition, our representatives participate from time to time in:

                  -        speeches and calls with market analysts,

                  - conferences, meetings and calls with investors and potential investors in our securities and

                  -        other meetings and conferences.

Some of the information presented in these calls, meetings and conferences may be forward-looking within the meaning of the Act.

         Forward-looking statements include, but are not limited to, statements regarding our expected business outlook, anticipated financial and operating results, the anticipated benefits of the Viewpoint acquisition, growth of particular product lines, strategies, contingencies, financing plans, working capital needs, sources of liquidity, estimated amounts and timing of capital expenditures and other expenditures. Forward-looking statements also include any statement that may predict, forecast, indicate or imply future results, performance, or achievements. Forward-looking statements include statements generally preceded by, followed by or that include the words "believe," "anticipate," "expect," "estimate," "may," "will," "should," "project," "continue," "plan," "aim," "intend," "target," "project," "likely" or similar expressions.

         Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures, including


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the acquisition of Viewpoint. These assumptions could prove inaccurate.
Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these risks are beyond our ability to control or predict.

         The following risk factors (in addition to other possible risk factors not listed) could affect our actual results and cause these results to differ materially from those expressed in forward-looking statements made by us or on our behalf:


                                  RISK FACTORS


THE APPAREL INDUSTRY IS HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

         The apparel industry is cyclical and is dependent upon the overall level of consumer spending. Purchases of apparel and related goods (in particular, higher priced goods) tend to be highly correlated with cycles in the disposable income of consumers. Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any deterioration in general economic or political conditions, or acts of war or terrorism that diminish consumer spending in the United States could reduce our sales and materially adversely affect our results of operations and financial condition. In particular, we were significantly negatively impacted by the events of September 11, 2001.

WE OPERATE IN A HIGHLY COMPETITIVE AND FRAGMENTED INDUSTRY.

         The apparel industry, at wholesale and retail, is highly competitive and fragmented. Our competitors include numerous apparel designers, manufacturers, importers, licensors and retailers, some of which have greater financial and marketing resources than we have. We believe that the principal competitive factors in the apparel industry are:

         -        price;

         -        quality;

         -        styling;

         -        marketing;

         -        customer service; and

         - with respect to branded and designer product lines, consumer recognition and preference.

The level of competition and the nature of competitors varies by product segment, with low-margin, mass-market manufacturers being our main competitors in the less expensive segment of the market, American and foreign designers and licensors competing with us in the more upscale segment of the market and high-end specialty retailers, department stores and chain stores competing with Tommy Bahama. There can be no assurance that we will continue to be able to compete successfully.

         In addition, many other companies manufacture products that resemble and/or compete with Tommy Bahama branded products. They may offer these products at significantly lower price points in order to directly compete with Tommy Bahama branded merchandise sold at higher prices. To the extent such competitors are successful, we may not be able to maintain the premium price points that Tommy Bahama products have traditionally commanded, which could have a material adverse effect on us.

THE WORLDWIDE APPAREL INDUSTRY CONTINUES TO EXPERIENCE PRICE DEFLATION, WHICH HAS AFFECTED, AND MAY CONTINUE TO AFFECT, OUR RESULTS OF OPERATIONS.

         The worldwide apparel industry has experienced significant price deflation in recent years. The deflation is attributable to increased competition, excess worldwide manufacturing capacity, increased product sourcing in lower cost countries, growth of the mass merchant channel of distribution and reduced relative spending on apparel and increased value consciousness on the part of consumers reflecting, in part, general economic conditions. Downward pressure on prices has affected the apparel industry by:

         -        negatively impacting gross margins;

         -        requiring the introduction of lower-priced products;

         - requiring the reduction of wholesale prices on existing products;

         - increasing customer demands for allowances, incentives and other forms of economic support that could adversely affect our profitability; and


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         -        increasing pressure to further reduce production costs and operating expenses and to increase unit sales.

All of these impacts may continue in the future. If we are unable to successfully respond to these developments in our industry, our profitability and results of operations may suffer significantly.

THE APPAREL INDUSTRY IS SUBJECT TO RAPIDLY EVOLVING FASHION TRENDS AND WE AND OTHER PARTICIPANTS IN THE INDUSTRY MUST CONTINUOUSLY OFFER INNOVATIVE AND UPGRADED PRODUCTS.

         Although many of our products carry over from season to season, the apparel industry in general is subject to rapidly changing fashion trends and shifting consumer demands. Accordingly, success depends on the priority that target customers place on fashion and ability to anticipate, identify and capitalize upon emerging as well as proven fashion trends. The failure to anticipate, identify or react appropriately to changes in styles or trends could lead to, among other things, excess inventories and higher markdowns, as well as the decreased appeal of our brands.

         The worldwide apparel industry is also characterized by constant product innovation due to changing consumer preferences and by the rapid replication of new products by competitors. As a result, success depends in large part on the ability to continuously develop, market and deliver innovative products at a pace and intensity competitive with other brands in our segments. In addition, we must create products that appeal to multiple consumer segments at a range of price points. Any failure on our part to develop innovative products and update core products could:

         - limit our ability to differentiate, segment and price our products;

         - adversely affect retail and consumer acceptance of our products;

         -        limit sales growth; and

         - leave us with a substantial amount of unsold inventory, which we may be forced to sell through markdowns.

         The increasing importance of product innovation in apparel requires us to strengthen our internal research and commercialization capabilities, to rely more on successful commercial relationships with third parties such as fiber, fabric and finishing providers and to compete and negotiate effectively for new technologies and product components. In addition, in fiscal 2002, almost all of our products were produced outside of the United States. The exposure of our business to changes in consumer preferences is heightened by this reliance on offshore manufacturers, as offshore outsourcing may increase lead times between production decisions and customer delivery. Our focus on tight management of inventory may also result, from time to time, in our not having an adequate supply of products to meet consumer demand and cause us to lose sales. Moreover, if we misjudge consumer preferences, our brand image may be significantly impaired.

INCREASES IN THE PRICE OF RAW MATERIALS OR THEIR REDUCED AVAILABILITY COULD INCREASE OUR COST OF GOODS SOLD AND DECREASE OUR PROFITABILITY.

         The principal fabrics used in our business are cotton, linens, wools, silk, other natural fibers, synthetics and blends of these materials. The prices paid for these fabrics depend on the market price for raw materials used to produce them, primarily cotton and silk. The price and availability of cotton has in the past fluctuated, and may in the future fluctuate, significantly, depending on a variety of factors, including crop yields, weather, supply conditions, government regulation, economic climate and other unpredictable factors. Any raw material price increases could increase our cost of goods sold and decrease profitability unless we are able to pass higher prices on to our customers, which will be difficult to do as a result of price deflation in the apparel industry. Moreover, any decrease in the availability of cotton or silk could impair our ability to meet production requirements in a timely manner. We have not historically hedged for these risks.

WE DEPEND ON A GROUP OF KEY CUSTOMERS FOR A SIGNIFICANT PORTION OF SALES. A SIGNIFICANT ADVERSE CHANGE IN A CUSTOMER RELATIONSHIP OR IN A CUSTOMER'S FINANCIAL POSITION COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         We derive a significant amount of our respective net sales from a few major customers. Net sales to our ten largest customers totaled approximately 74%, 73% and 72% of our net sales in fiscal 2000, fiscal 2001 and fiscal 2002, respectively. Sales to Target,

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Wal-Mart and Lands' End (including product to be sold in the Lands' End department at Sears stores, but not including product sold to Sears directly) accounted for 19%, 13% and 10%, respectively, of our net sales in fiscal 2002. Sales to Nordstrom and Midwest Apparel, a wholesale distributor to warehouse clubs, mass marketers and retail stores, Viewpoint's largest customers, accounted for 13% and 10%, respectively, of Viewpoint's net sales in fiscal 2002. We believe that consolidation in the retail industry has centralized purchasing decisions and given customers greater leverage over suppliers, often resulting in lower prices, and we expect this trend to continue. If this consolidation continues, our results of operations may be increasingly sensitive to a deterioration in the financial condition of, or other adverse developments with, one or more of our customers.

         We do not have long-term contracts with any of our customers. As a result, purchases generally occur on an order-by-order basis, and the relationship, as well as particular orders, can generally be terminated by either party at any time. A decision by a major customer, whether motivated by competitive considerations, quality and style issues, financial difficulties, economic conditions or otherwise, to decrease its purchases or to change its manner of doing business with us, could materially adversely affect our business and financial condition. In addition, during recent years, numerous retailers, including some of our customers, have experienced significant changes and difficulties, including consolidation of ownership, restructurings, bankruptcies and liquidations. There is excess retail floorspace in the industry, which could lead to further consolidations, restructurings, bankruptcies and liquidations. For example, Kmart Corporation, which accounted for 2.2% of our net sales in fiscal 2002, filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in January 2002 and subsequently announced the closing of in excess of 28% of its stores. As of the date of Kmart's bankruptcy filing, we had outstanding $3.5 million of receivables from Kmart. In fiscal 2002, we incurred a loss of approximately $2.4 million on the sale of pre-petition Kmart receivables. If we are not able to replace these sales with sales to other customers, our net sales may be materially adversely affected. In addition, Spiegel, Inc., which owns Eddie Bauer and accounted for 2.6% of our net sales in fiscal 2002, filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2003. Although we do not expect any write-off in connection with the Spiegel bankruptcy, the bankruptcy could have a negative impact on our sales to Eddie Bauer going forward.

         These and other financial problems of some customers, as well as general weakness in the retail environment, increase the risk of extending credit to these retailers. A significant adverse change in a customer relationship or in a customer's financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer's receivables or limit our ability to collect amounts related to previous purchases by that customer, all of which could have a material adverse effect on our business, financial condition and results of operations. Many customers (in particular, purchasers of Tommy Bahama) are small upscale independent specialty stores that may be more susceptible to general economic conditions. In addition, in order to reduce our future exposure to risks associated with its bankruptcy, we have decided not to sell products to Kmart in the near future and may make similar decisions with respect to other customers in the future.

OUR THIRD PARTY PRODUCERS AND SOURCING AGENTS MAY BE UNABLE TO MANUFACTURE AND DELIVER PRODUCTS IN A TIMELY MANNER OR MEET OUR QUALITY STANDARDS.

         In fiscal 2002, we purchased 73.6% of our products from third party producers located in foreign countries. Viewpoint's largest third party producer accounted for approximately 24% and 26% of its purchases for fiscal 2002 and the twelve months ended December 31, 2002, respectively. Viewpoint's two largest suppliers accounted for 42% of Viewpoint's purchases in fiscal 2002. We depend upon the ability of third party producers to secure a sufficient supply of raw materials, adequately finance the production of goods ordered and maintain sufficient manufacturing and shipping capacity. The use of third party producers and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a third party producer's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders any of which could harm our sales, reputation and overall profitability. In addition, the recent trend in the apparel industry towards outsourcing has intensified competition for quality contractors, some of which have long-standing relationships with our competitors. To the extent we are not able to secure or maintain relationships with third party producers that are able to fulfill our requirements, our business would be harmed.

WE COULD BE MATERIALLY AND ADVERSELY AFFECTED IF OUR DISTRIBUTION OPERATIONS WERE DISRUPTED.

         We operate warehousing and distribution facilities in Georgia, Tennessee, South Carolina and Washington. Finished garments from our manufacturing facilities and from our contractors are inspected and stored for distribution at these distribution facilities. We do not have other distribution facilities to support our distribution needs. As a result, if any of these distribution facilities were to shut down or otherwise become inoperable or inaccessible for any reason, we could incur significantly higher costs and longer lead times


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associated with the distribution of our products during the time it takes to reopen or replace the facility. In light of our strategic emphasis on rapid replenishment as a key competitive advantage, a distribution disruption might have a disproportionately adverse effect on our operations and profitability relative to our competitors.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH OUR MANUFACTURING AND SOURCING OPERATIONS IN FOREIGN COUNTRIES.

         Because approximately 98% of our products are manufactured abroad, we must begin production of our products further in advance than would be the case if the products were manufactured domestically. Typically, we do not begin production of products until after receipt of an order from a customer. In those cases in which we begin production in one of our owned manufacturing facilities or place an order with an independent manufacturer before receiving an order from a customer, if we overestimate retailers' demand, we may be required to hold goods in inventory which we may be unable to sell at historical margins. If we underestimate retailers' demand, we may not be able to fill reorders on a timely basis. However, foreign manufacturing is subject to a number of other risks, including:

         -        work stoppages;

         -        transportation delays and interruptions;

         -        political instability;

         -        economic disruptions;

         -        foreign currency;

         - the imposition of new or adversely adjusted tariffs, duties, quotas, import and export controls, and other regulations;

         -        changes in governmental policies and other events; and

         - intellectual property infringement, including knock-offs and counterfeiting.

If any of these events occur, contract manufacturers' ability to produce and ship products during a given retailing season will be impaired, which could result in loss of revenues, customer orders and customer goodwill and could have a material adverse effect on our business, financial condition, results of operations and prospects.

         We require third party producers to meet our standards in terms of working conditions, environmental protection and other matters before placing business with them. As such, we may not be able to obtain the most cost-effective production. In addition, the labor and business practices of independent apparel manufacturers have received increased attention from the media, non-governmental organizations, consumers and governmental agencies in recent years. Any failure by our independent manufacturers to adhere to labor or other laws or appropriate labor or business practices, and the potential litigation, negative publicity and political pressure relating to any of these events, could harm our business and reputation.

         We are also exposed to foreign currency risk as a result of our foreign manufacturing and sourcing operations. Most of our contracts to have goods assembled or produced in foreign countries are negotiated in U.S. dollars. If the value of the U.S. dollar decreases relative to certain foreign currencies in the future, then the prices that we negotiate for products could increase, and it is possible that we would not be able to pass this increase on to customers. If the value of the U.S. dollar increases between the time a price is set and payment for a product, the price we pay may be higher than that paid for comparable goods by any competitors that pay for goods in local currencies, and they may be able to sell their products at more competitive prices. We do not engage in hedging activities with respect to foreign currency risk.

OUR BUSINESS IS SUBJECT TO REGULATORY RISKS ASSOCIATED WITH IMPORTING PRODUCTS.

         We import approximately 98% of our products from owned foreign manufacturing facilities or foreign third party producers. Substantially all of our import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements. In addition, the countries in which our products are manufactured or imported from may from time to time impose additional new quotas, duties, tariffs or other restrictions on imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or any supplier's failure to comply with customs or similar laws, could harm our business. We cannot assure you that


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future trade agreements will not provide our competitors with an advantage over us or increase our costs, either of which could have a material adverse effect on our business and profitability.

         Our operations are also subject to international trade agreements and regulations such as the North American Free Trade Agreement and the Caribbean Basin Initiative, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit our business by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect our business, such as limiting the countries from which we can purchase raw materials and setting quotas on products that may be imported into the United States from a particular country. In addition, the World Trade Organization may commence a new round of trade negotiations that liberalize textile trade by further eliminating quotas or reducing tariffs. The elimination of quotas on World Trade Organization member countries by 2005 and other effects of these trade agreements could result in increased competition from developing countries which historically have lower labor costs, including China and Taiwan, both of which recently became members of the World Trade Organization. This increased competition could have an adverse effect on our business and financial condition. We also believe that the elimination of quotas in 2005 will significantly change the competitiveness of many countries as locations for apparel manufacturing and sourcing.

EVENTS SUCH AS WAR, ACTS OF TERRORISM AND LABOR DISPUTES MAY MAKE IT MORE DIFFICULT FOR US TO IMPORT PRODUCTS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

         As a result of our reliance on offshore manufacturing of our products, if goods become difficult or impossible to import into the United States due to war or acts of terrorism, or if either is threatened, our sales and net margins may be materially adversely affected. In the event that commercial transportation is curtailed or substantially delayed, our business may be materially adversely impacted, as we may have difficulty shipping merchandise from foreign facilities, which provide approximately 98% of our manufacturing requirements. In addition, any of these events may adversely affect general economic conditions in the United States. Further deterioration in prevailing economic conditions in the United States could reduce demand for our products.

         Our ability to import products in a timely and cost-effective manner may be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes. These problems could require us to locate alternative ports or warehousing providers to avoid disruption to our customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition. As an example, in September 2002, the Pacific Maritime Association, which represents terminal operators and ocean ship companies, locked out the union workers at a number of ports on the western coast of the United States. Although a federal court ordered the ports reopened and the parties ultimately entered into a new union agreement, the lock out caused a significant disruption in the shipment of goods, including our products, into the United States.

WE ARE SUBJECT TO INCREASED COMPETITION FROM DIRECT SOURCING BY OUR CUSTOMERS.

         We sell most of our products on a landed, duty-paid basis after they are imported into the United States. However, some of our customers, by working directly with manufacturers, purchase goods on a direct basis in which the customer takes ownership of the product in the country of production. As a result of this direct sourcing, customers can reduce their cost of goods by handling the logistics of importation of goods themselves. If customers continue or increase the amount of goods they purchase through direct sourcing, as many have, our net sales and net margins may be materially adversely affected.

WE HOLD IMPORTANT LICENSES, THE LOSS OF THE VALUE OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

         We have entered into license and design agreements to use well-known trademarks and trade names to market our products. These license and design agreements will expire at various dates through fiscal 2007. We cannot assure you that we will be able to renew these licenses on acceptable terms upon their expiration or that we will be able to acquire new licenses to use other popular trademarks. Moreover, many of these licenses provide minimum thresholds for sales, royalty payments and advertising expenditures for each calendar year and if these thresholds are not met due to a general economic downturn or otherwise, our licensors may contractually be permitted to terminate these agreements or seek payment of minimum royalties even if the minimum sales are not achieved. The loss of significant third party licenses or penalty payments could reduce our net sales and have a material adverse effect on our results of operations and financial condition. Certain agreements provide for indemnification from our licensors, which may or may not be enforceable. In addition, other agreements require us to indemnify our licensees. We cannot currently assess the scope or effect that these obligations may have on our financial condition. In addition, our licensors license trademarks we use to other third parties and we are unable to control the quality or fashion sense of goods that such third parties produce. If such third party licensees do not maintain the quality of these trademarks or tradenames, our sales and financial condition could materially suffer.


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WE MAY BE UNABLE TO PROTECT OUR TRADEMARKS AND OTHER INTELLECTUAL PROPERTY AND
MAY OTHERWISE HAVE OUR BRAND NAMES AND GOODWILL HARMED BY COMPETITORS' PRODUCTS OR THE QUALITY OF OUR LICENSEES' PRODUCTS.

         We currently rely on a combination of trademark, copyright and patent rights, as well as other contractual arrangements, including licenses, to establish and protect our intellectual property, brand names and similar proprietary rights. We believe that our trademarks and other proprietary intellectual property rights are important to our continued success and our competitive position due to their recognition by our customers. For example, the value of the Tommy Bahama brand and other related brands is critical to our success and our ability to maintain certain price points. We devote substantial resources to the establishment and protection of our trademarks and other proprietary intellectual property rights.

         There can be no assurance that the actions that we have taken to establish and protect our trademarks and other intellectual property will be adequate to prevent the creation of knock-offs, imitations or infringement of our marks, products, services or trademarks by third parties. For example, from time to time, we discover products in the marketplace that are reproductions of Tommy Bahama products or that otherwise infringe upon our trademark and copyright rights. If we are unsuccessful in challenging or decide not to challenge a particular third party's products on the basis of trademark infringement or otherwise or are unaware of any such infringement, continued sales of such product by that or any other third party could materially adversely impact the Tommy Bahama brand or other brands and negatively impact our sales. In addition, if any third party imitates Tommy Bahama products in a manner that projects a lesser quality or carries a negative connotation, this could have a material adverse effect on Tommy Bahama's goodwill in the marketplace, whether or not it violates our intellectual property rights.

         A portion of our business uses endorsements of amateur and professional athletes and coaches to promote some of our product lines. Unfavorable news reports about an endorser could create unfavorable publicity for us and could result in harm to the goodwill associated with some of our trademarks. We typically have the option to immediately terminate a particular endorsement agreement upon the occurrence of any of these or other undesirable events.

         In the future, we may have to rely on litigation and other legal action to enforce our intellectual property rights or contractual rights. If litigation that we initiate is unsuccessful, we may not be able to protect the value of some of our intellectual property. In addition, we may face claims of infringement by third parties that could interfere with our ability to sell some of our products. In the event a claim of infringement against us is successful, we may be required to pay royalties or license fees to continue to use intellectual property rights that we had been using or we may be unable to obtain necessary licenses from third parties at a reasonable cost or within a reasonable time. Any litigation and other legal action of this type, whether successful or unsuccessful, could result in substantial costs to us and diversion of our resources. In addition, the laws of certain foreign countries do not protect our trademarks and proprietary rights to the same extent as do the laws of the United States.

WE RELY ON KEY MANAGEMENT.

         Our success depends upon the talents and efforts of a small number of key management personnel, many of whom have been with our company and our industry for a long time, including J. Hicks Lanier, our chairman of the board, president and chief executive officer and Ben B. Blount, Jr., our executive vice president of finance, planning and administration and chief financial officer, as well as the principal officers of our Viewpoint International subsidiary
S. Anthony Margolis and Lucio Dalla Gasperina. The loss of any such management personnel, due to retirement or otherwise, could have a material adverse effect on our business.


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THE SUCCESS OF OUR RETAIL STORES DEPENDS TO A LARGE EXTENT UPON THE SHOPPING
ENVIRONMENT IN WHICH THE STORES ARE LOCATED.

         Many of our Tommy Bahama retail stores are located in indoor and outdoor shopping malls and plazas, and sales are derived, in part, from the volume of traffic in such shopping areas. An important part our business is finding and keeping profitable store locations within successful shopping areas in order to generate consumer traffic. Tommy Bahama's stores face competition from other nearby retailers, and a store's sales can be affected not only by its location in relation to its competitors but also by its proximity to other points of attraction, the location of a store within the mall and the amount of advertising and promotional dollars spent on attracting consumers to the malls. Fuel shortages and high fuel prices may also deter shoppers. Hence, our business may suffer based on declines in the desirability of the shopping environment in a particular mall, shopping center or plaza, which could result from factors outside of our control. The failure to locate new stores in advantageous locations or failure to obtain renewal of our current attractive locations may have a material adverse effect our retail business.

OUR SALES COULD BE ADVERSELY AFFECTED BY REDUCED TRAVEL TO RESORT LOCATIONS.

         We have retail stores under the Tommy Bahama name located in resort areas and sell apparel that is often worn in resort locations. Recently, resort travel has declined and could remain at depressed levels for a substantial period of time as a result of geopolitical and economic conditions. Any continued or further decline in resort travel would adversely affect sales in those locations, as well as from customers serving consumers traveling to those locations, and our operating results could materially suffer.

WE FACE CERTAIN RISKS RELATED TO OUR OPERATION OF RESTAURANTS UNDER THE TOMMY BAHAMA NAME.

         We own and operate six compound locations under the Tommy Bahama name that contain a full-service, white linen Tommy Bahama Tropical Cafe, in addition to a standard Tommy Bahama retail store selling Tommy Bahama products. As a participant in the restaurant industry, we face risks relating to food quality, food-borne illness, injury, restaurant facilities, health inspection scores, employees relationships, operational concerns and other matters at one or more of its restaurants. Regardless of whether allegations related to these matters are valid or whether we become liable, we may be materially and adversely affected by negative publicity related thereto. The negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved to affect some or all of the other restaurants, as well the Tommy Bahama brand name and image as a whole, including our retail and wholesale businesses.

         The profitability and continued success of our restaurant operations depend on, among other things, the following additional factors:

         - the ability to compete in the highly competitive restaurant business;

         - the ability to maintain the necessary federal, state and local governmental licenses, permits and approvals, including those relating to the preparation and sale of food and alcoholic beverages, building and zoning requirements, and employer-employee relationships, such as minimum wage requirements, overtime, working and safety requirements, and citizenship requirements;


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         -        the availability and timely delivery of high quality, fresh ingredients, including fresh produce, dairy products and meat;

         - the availability of qualified, high energy restaurant personnel; and

         - factors affecting discretionary consumer spending, including national, regional and local economic conditions, disposable consumer income, inflation and consumer confidence.

         Adverse changes in any of these factors could reduce guest traffic and adversely affect the profitability of our restaurant operations and thus adversely affect our results of operations.

INTEGRATING VIEWPOINT INTO OUR COMPANY STRUCTURE MAY STRAIN OUR RESOURCES AND PROVE TO BE DIFFICULT.

         The acquisition of Viewpoint in June 2003 was significantly larger than any of our previous acquisitions. The significant expansion of our business and operations resulting from the acquisition of Viewpoint may strain our administrative, operational and financial resources. The integration of Viewpoint into our company will require substantial time, effort, attention and dedication of management resources and may distract our management in unpredictable ways from our existing business. The integration process could create a number of potential challenges and adverse consequences for us, including the possible unexpected loss of key employees, customers or suppliers, a possible loss of sales or an increase in operating or other costs. These types of challenges and uncertainties could have a material adverse effect on our business, financial condition and results of operations. We may not be able to manage the combined operations and assets effectively or realize all or any of the anticipated benefits of the acquisition of Viewpoint.

         As part of our business strategy, we intend to pursue other strategic acquisitions of brands and related businesses and we may face similar challenges regarding such acquisitions.

THE EXPANSION OF OUR BUSINESS TO INCLUDE RETAIL STORES AND RESTAURANTS AS A RESULT OF THE VIEWPOINT ACQUISITION MAY PRESENT US WITH NEW CHALLENGES.

         Prior to the acquisition of Viewpoint, we did not operate any retail stores or restaurants. We may not be successful in managing retail and/or restaurant operations and these operations may divert our management's attention away from our existing business. These challenges may impair our integration of Viewpoint and may materially adversely affect the rest of our business and our results of operations.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR PLANS TO EXPAND OUR TOMMY BAHAMA BUSINESS.

         We plan to expand our Tommy Bahama business, including our Tommy Bahama retail stores and restaurants. Our ability to open and operate new retail stores and restaurants depends on many factors, including, among others, our ability to:

         - identify and obtain suitable retail and restaurant locations, the availability of which is outside of our control;

         -        negotiate favorable lease terms;

         - successfully address competition, merchandising and distribution challenges; and

         - hire, train and retain a sufficient number of qualified personnel.

         We seek to foster an element of scarcity at the consumer level when selling Tommy Bahama products in a given geographical market, and believe that the careful and deliberate selection of our retail stores within particular geographical areas has been a key element of our successful retail business. Therefore, we may not achieve our retail and restaurant expansion goals for Tommy Bahama. Even if we succeed in expanding the number of Tommy Bahama retail stores and restaurants, we cannot assure you that the newly opened stores and restaurants will achieve sales or profitability levels comparable to those of our existing Tommy Bahama stores and restaurants in the time periods estimated by us, or at all. If these retail stores and restaurants fail to achieve or are unable to sustain acceptable sales and profitability levels, we may incur significant costs associated with operating or closing those stores and restaurants.


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OUR SUCCESS WILL DEPEND ON THE VALUE OF THE TOMMY BAHAMA BRAND, AND IF THE VALUE
OF THE TOMMY BAHAMA BRAND WERE TO DIMINISH, OUR REVENUES AND RESULTS OF OPERATIONS WOULD BE ADVERSELY AFFECTED.

         Maintaining and developing the Tommy Bahama brand will be critical to our success. Pro forma for the Viewpoint acquisition, sales attributable to the Tommy Bahama brand would have accounted for approximately 23.0% of our net sales for the twelve months ended February 28, 2003. If for any reason Tommy Bahama's image or reputation were to be tarnished, or if consumers no longer perceived Tommy Bahama products to be of high quality and value, worthy of a premium price as compared to the competition, our results of operations would materially suffer.

         In addition, we license our Tommy Bahama brand and other related brands to a number of strategic partners to produce a variety of other products, including certain types of shoes, neckwear, handbags, furniture and women's swimwear. While we require that these licensees maintain the quality of the Tommy Bahama brand through specific contractual provisions, we cannot be certain that such licensees, or their manufacturers and distributors, will honor their contractual obligations or that they will not take other actions that will significantly diminish the value of the Tommy Bahama brand name.

WE MAY NOT HAVE UNCOVERED ALL RISKS ASSOCIATED WITH THE VIEWPOINT ACQUISITION OR ANY FUTURE ACQUISITIONS; A SIGNIFICANT LIABILITY MAY ARISE AFTER CLOSING; AND WE MAY BE REQUIRED TO MAKE CONTINGENT PAYMENTS IN THE FUTURE.

         We may become responsible for unexpected liabilities that we failed or were unable to discover in the course of performing due diligence in connection with the Viewpoint acquisition and any future acquisitions. We have required the selling stockholders of Viewpoint to indemnify us against undisclosed liabilities. However, we cannot assure you that the indemnification, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any of these liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

         In addition, under the terms of our acquisition of Viewpoint, we will be required to make up to $75 million in performance-based contingent payments to the selling stockholders of Viewpoint over the next four years. The contingent payments will be comprised of an annual basic contingent payment and a cumulative additional contingent payment. Although we will only be required to make these payments if the acquired Viewpoint business is successful, the contingent payments are payable based on that business achieving earnings targets. These earnings may not be cash-based and we therefore may have difficulty making cash payments. In addition, if the acquired Viewpoint business is successful but the rest of our business is not successful, we may have difficulty making the contingent payments. Certain of the selling stockholders are key members of management of the Viewpoint business. It is possible that their interests with respect to the contingent payments will differ from the acquired interests of Oxford.


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